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                EXHIBIT 23.1 - CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in Form S-8 of our report dated September 15, 1999, relating to the consolidated financial statements of Conectisys Corporation, which are contained therein.

HURLEY & CO.


By: /s/ Mike Hurley, Jr.
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Granada Hills, California
September 15, 2000